April 19, 1999

IDS Certificate Company
IDS Tower 10
Minneapolis, MN 55440-0010

Ladies and Gentlemen:

Reference is made to your Registration Statement, Nos. 2-95577, 2-68296, 2-76193, 333-46683, 333-9611, and 33-22503, Form S-1, under the Securities Act of 1933, registering an indefinite number of face-amount certificates.

I have examined the Certificate of Incorporation, as amended, and the By-Laws of IDS Certificate Company (the "Company") and all necessary certificates, permits, minute books, documents and records of the Company, and the General Corporation Law of the State of Delaware and such other matters of fact and law as I have deemed necessary, and it is my opinion:

(a) That the Company is a corporation duly organized and existing under the laws of the State of Delaware.

(b) That the face-amount certificates registered under the above-referenced registration numbers and issued by the Company since December 31, 1996, until today, when sold in accordance with the prospectus contained in the above-referenced Registration Statement and with applicable law, were legal and non-assessable and, except for face-amount certificates of the installment type, were fully-paid face-amount certificates as that term is used in section 2(a)(15) of the Investment Company Act of 1940 and will be binding obligations of the Company.

(c) That other face-amount certificates registered under the above-referenced registration numbers and issued by the Company, when sold in accordance with the prospectus contained in the above-referenced Registration Statement and with applicable law, will be legal and non-assessable and, except for face amount certificates of the installment type, will be fully-paid face-amount certificates as that term is used in section
     2(a)(15) of the Investment Company Act of 1940 and will be binding obligations of the Company.

I hereby consent that the foregoing opinion may be used in connection with Post-Effective Amendment No. 24 to the above-referenced Registration Statement.

Very truly yours,



/s/Bruce A. Kohn
Bruce A. Kohn
Vice President and General Counsel
IDS Certificate Company